UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

Hut 8 Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 224-6427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Other Events.

On November 17, 2025, Hut 8 Corp., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing that it entered into a definitive share purchase agreement (the “Agreement”) with TransAlta Corporation. Under the Agreement, TransAlta Corporation will acquire the 310-megawatt portfolio of four natural gas-fired power plants in Ontario owned and operated by Far North Power Corp., an entity formed by the Company and Macquarie Equipment Finance Ltd., a subsidiary of Macquarie Group Limited. A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and in the Press Release attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description.

99.1	Press Release, dated November 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.
(Registrant)

Date: November 17, 2025

	By:	/s/ Sean Glennan
		Name:	Sean Glennan
		Title:	Chief Financial Officer

3